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                                                                 EXHIBIT (23)(A)

                         CONSENT OF GRANT THORNTON LLP

BOARD OF DIRECTORS
HOME FINANCIAL CORPORATION

     We have issued our report dated November 22, 1995, accompanying the consolidated financial statements of Home Financial Corporation, which are incorporated by reference in the Form S-4 of First Union Corporation, to be filed with the Securities and Exchange Commission on or about August 15, 1996. We consent to the incorporation of the aforementioned report by reference in the Proxy Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                         GRANT THORNTON LLP

Fort Lauderdale, Florida
August 14, 1996